UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005 (February 7, 2005)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

000-29815

(Commission File Number)

Delaware	54-1655029
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

(Address of principal executive offices and Zip Code)

(303) 426-6262

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

Executive Compensation

On February 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) approved the following actions with regard to the compensation of the executive officers of the Company who were named in the Summary Compensation Table of the Company’s 2004 Proxy Statement or who are expected to be named in the Summary Compensation Table of the Company’s 2005 Proxy Statement (collectively, the “Named Executive Officers”):

2005 Base Salary Increases.  The Committee approved base salary increases for the Named Executive Officers to be effective January 1, 2005 for Mr. Hart, and March 1, 2005 for the other Named Executive Officers.  The following table sets forth the 2005 base salary for each of the Named Executive Officers:

Name	Title	2005 Base Salary

Michael E. Hart	President, Chief Executive Officer and Chief Financial Officer	$350,200

David A. DeLong	Vice President, Marketing and Sales	$252,300

Markus F. Herzig	Vice President, Regulatory Affairs	$230,200

Douglas G. Johnson, Ph.D.	Vice President, Manufacturing	$194,700

Michael E. Saunders, M.D.	Vice President, Clinical Development	$239,200

2004 Cash Bonus Awards.  The Committee approved cash bonus awards for the Named Executive Officers for their efforts and services on behalf of the Company during fiscal 2004.  The cash bonus determination for Mr. Hart was based on the Committee’s evaluation of the Company’s relative success in achieving certain corporate objectives that were established at the beginning of 2004 and considered to be critical to the achievement of the Company’s long-term strategic goals.  The cash bonus determinations for the other Named Executive Officers were based in part on the Company’s relative success in achieving these corporate objectives, as well as an evaluation of the success of each Named Executive Officer in achieving certain individual performance objectives established for such officer at the beginning of 2004 by management of the Company.  The following table sets forth the 2004 cash bonus award for each of the Named Executive Officers:

Name	Title	2004 Cash Bonus Award

Michael E. Hart	President, Chief Executive Officer and Chief Financial Officer	$42,300

David A. DeLong	Vice President, Marketing and Sales	$40,900

Markus F. Herzig	Vice President, Regulatory Affairs	$31,700

Douglas G. Johnson, Ph.D.	Vice President, Manufacturing	$31,300

Michael E. Saunders, M.D.	Vice President, Clinical Development	$38,100

Stock Option Grants.  The Committee approved the grant of stock options to the Named Executive Officers as a reward for their efforts and services on behalf of the Company during fiscal 2004, and as an incentive for future performance.  The following table sets forth the number of options granted to each of the Named Executive Officers:

Name	Title	Number of Options

Michael E. Hart	President, Chief Executive Officer and Chief Financial Officer	40,000

David A. DeLong	Vice President, Marketing and Sales	20,000

Markus F. Herzig	Vice President, Regulatory Affairs	17,000

Douglas G. Johnson, Ph.D.	Vice President, Manufacturing	35,000

Michael E. Saunders, M.D.	Vice President, Clinical Development	20,000

Consistent with the Company’s past practices, Mr. Hart’s option grant was effective immediately, while the option grants for the other Named Executive Officers will be effective March 1, 2005.  Mr. Hart’s option has an exercise price of $2.37 per share, which represents the closing sale price of a share of common stock of the Company on the date of grant (as reported by the Nasdaq National Market), while the option grants for the other Named Executive Officers will have an exercise price equal to the closing sale price of a share of common stock of the Company on March 1, 2005 (as reported by the Nasdaq National Market).  All of the options will be granted under the Company’s 2000 Stock Incentive Compensation Plan and will be incentive stock options to the maximum extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended.  All incentive stock options will be granted pursuant to the terms of an incentive stock option agreement substantially in the form of Exhibit 99.1 attached hereto, which form is incorporated herein by this reference.  All nonstatutory stock options will be granted pursuant to the terms a nonstatutory stock option agreement substantially in the form of Exhibit 99.2 attached hereto, which form is incorporated herein by this reference.  All such options will have a ten-year term, and will vest over a four year period, with 25% of such options vesting one year after the date of grant, and 75% of such options vesting in equal monthly installments thereafter over the next three years.

Director Compensation

Chairman.  In recognition of the duties and responsibilities undertaken by the Company’s non-executive Chairman, Stephen J. Hoffman, Ph.D, M.D., and the substantial time commitment to the Company required of the role, effective as of February 8, 2005, the Committee recommended and the Board approved an increase to Dr. Hoffman’s annual retainer from $25,000 to $50,000, and an increase in Dr. Hoffman’s meeting fees from $2,500 to $5,000 for each meeting Dr. Hoffman attends in person.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)        Exhibits:

Exhibit No.	Description
99.1	Form of Incentive Stock Option Agreement under the Allos Therapeutics, Inc. 2000 Stock Incentive Compensation Plan.
99.2	Form of Nonstatutory Stock Option Agreement under the Allos Therapeutics, Inc. 2000 Stock Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 11, 2005

ALLOS THERAPEUTICS, INC.

	By:	/s/ Michael E. Hart
Michael E. Hart
	Its:	President and Chief Executive Officer